Exhibit 99.1

WiSA Technologies Closes Purchase of Data Vault Holdings’ Assets
and Names Nate Bradley CEO

- Patent protected acoustic and data valuation, visualization and monetization technologies successfully acquired include Web 3.0 Sumerian® crypto anchors, ADIO® advertising network, industry first blockchain and AI enabled Information Data Exchange® –

- WiSA Will Change Name to Datavault Inc. in Mid-January 2025 -

Beaverton, OR (January 7, 2025) WiSA Technologies, Inc. (“WiSA Technologies”, the “Company”, or “WiSA”) (Nasdaq: WISA), closed its purchase of Datavault® intellectual property and information technology assets of privately held Data Vault Holdings Inc.® (“Data Vault Holdings”) on December 31, 2024. In conjunction with the closing, WiSA issued 40 million shares of restricted common stock, par value $0.0001 per share (the “Common Stock”), to Data Vault Holdings (the “Closing Stock Consideration”); Nathaniel T. Bradley (Nate) was named CEO and Director; and Brett Moyer assumed a new role as CFO while remaining a director. WiSA Technologies plans to change its name to Datavault Inc. (“Datavault”) in mid-January 2025, concurrent with a planned change of its Nasdaq ticker symbol to ADIO. The Company will continue to trade under the Nasdaq ticker symbol WISA until such time as the new ticker symbol is announced.

On December 31, 2024, in connection with Nate Bradley’s appointment as the Company’s CEO, Mr. Bradley was granted 1,200,000 units of restricted stock of WiSA (the “Units”) as an inducement material to Mr. Bradley’s entering into employment with WiSA. The Units were approved by the board of directors of the Company and granted outside of the Company’s 2020 Stock Incentive Plan and 2018 Long-Term Stock Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). In connection with the award of Units, Mr. Bradley and the Company have entered into an Inducement Award Agreement for the Units, which agreement contemplates half of the Units vesting in equal 3-month installments over a 36-month period beginning March 20, 2025, and the other half of the Units vesting upon the Company’s aggregate revenue equaling or exceeding $40 million over any trailing 12 calendar month period ending on or prior to the date that is 5 years from the grant date.

Nate Bradley, CEO of WiSA Technologies said, “Successfully integrating Datavault and WiSA creates a much larger and more robust company with significant synergies. As a public company, we are positioned to grow by acquiring complementary niche technologies, to raise our investment profile and to further leverage our core technologies. The strategic opportunities are abundant, and I am thrilled to be leading our transformation.”

Brett Moyer, CFO of WiSA Technologies, said, “Nate is a technology visionary with the experience of successfully launching multiple publicly traded companies. I resoundingly welcome him as incoming CEO and director to create value for our shareholders. Datavault has been advancing its technology and strategic relationships since its founding six years ago, building value in the process. Now, we have a more diversified portfolio of assets and broad reach into multiple markets that are expected to exceed $4 billion in annual sales. Our offerings are gaining traction and now we can accelerate our growth plan.”

Datavault is a data technology and licensing company that enables clients and strategic partners to monetize their Blockchain Data and AI Web 3.0 assets via tokenization, data ownership and digital twins offering two primary solutions:

•	Data Sciences will license High Performance Computing (HPC) software applications and Web 3.0 data management serving the biotech research, energy, education, fintech, real estate, and healthcare industries, among others.

•	Acoustic Sciences will license spatial and multichannel HD sound transmission, including proprietary brands ADIO®, WiSA® and Sumerian®, to customers in sports & entertainment, events & venues, restaurants, automotive, finance, and other industries.

The Datavault Platform

Datavault’s software and encryption enables a comprehensive solution for managing and monetizing data in the Web 3.0 environment. It allows risk-free licensing of name, image, and likeness (NIL) by securely attaching physical real-world objects to immutable metadata or blockchain objects, fostering responsible AI with integrity. Datavault's solutions ensure privacy and credential protection. They are completely customizable and offer AI and ML automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring.

The platform creates value through scarcity, utility, and encrypted data protection and generates revenue through licensing partnerships that provide detailed analytics, sophisticated HPC modeling, digital ownership, tokenization, and advertising, among other means.

Summary of the Asset Purchase

•	Consideration paid to Data Vault Holdings in exchange for Datavault and ADIO intellectual property and information technology assets by WiSA Technologies.

o	Closing Stock Consideration issued at closing of the transaction

o	$10 million in an unsecured promissory note due 3 years from closing, with 10% of the proceeds of any financings used to pay down or pay off the promissory note in the interim

•	3% royalty on future net revenues from Datavault and ADIO product lines

Restricted Common Stock Distribution to Data Vault Holdings’ Stockholders

In connection with the closing of the asset purchase, Data Vault Holdings distributed the Closing Stock Consideration pro rata to its stockholders, excluding 3,999,911 shares of Common Stock that are held by Data Vault Holdings.

Nathaniel (Nate) Bradley

Nathaniel (Nate) Bradley, CEO and Co-founder of Data Vault Holdings, a highly accomplished inventor with over 70 international and U.S. patents across diverse fields such as Internet broadcasting, mobile advertising, behavioral healthcare, blockchain, cybersecurity, AI, and data science. As CEO and co-founder of Data Vault Holdings Inc., which operates Datavault Inc., Adio LLC, True Luck Inc., and Data Donate Technologies, Bradley has developed patented technologies that establish Datavault as a leader in Web 3.0 data monetization. He has also lobbied Congress for a Digital Bill of Rights and founded the Intellectual Property Network Inc., offering IP and IT development services globally. Previously, Bradley was the inventor and founder of AudioEye (Nasdaq: AEYE), where he pioneered cloud-based assistive technologies, earning recognition for his contributions to internet accessibility. His extensive experience includes roles as Chief Technology Officer for Marathon Patent Group (currently named Marathon Digital Holdings, Nasdaq: MARA) and involvement in significant acquisitions within the Internet Radio industry.

Legal Advisors

Sullivan & Worcester LLP served as legal counsel for WiSA Technologies, and Mitchell Silberberg & Knupp LLP served as legal counsel for Data Vault Holdings Inc.

About Data Vault Holdings Inc.

Data Vault Holdings Inc. is a technology holding company that provides a proprietary, cloud-based platform for the delivery of blockchain objects. Data Vault Holdings Inc. provides businesses with the tools to monetize data assets securely over its Information Data Exchange® (IDE). The company is in the process of finalizing the consolidation of its affiliates Data Donate Technologies, Inc., ADIO LLC, and Datavault Inc. as wholly owned subsidiaries under one corporate structure. Learn more about Data Vault Holdings Inc. Datavault Inc. and True Luck, Inc. as wholly owned subsidiaries under one corporate structure. Learn more about Data Vault Holdings Inc. at www.datavaultsite.com.

About WiSA Technologies, Inc.

WiSA is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

Cautionary Note Regarding Forward-Looking Statements

This press release of WiSA Technologies contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, include, among others, the Company’s expectations with respect to the completed asset purchase (the “Asset Purchase”), including statements regarding the benefits of the Asset Purchase, the implied valuation of the Company, the products offered by the Company and the markets in which it operates, and the Company’s projected future results and market opportunities, as well as information with respect to WiSA’s future operating results and business strategy. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting WiSA’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, WiSA’s ability to continue as a going concern, WiSA’s ability to maintain the listing of its common stock on Nasdaq, WiSA’s ability to predict the timing of design wins entering production and the potential future revenue associated with design wins, WiSA’s ability to predict its rate of growth, WiSA’s ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity, consumer demand conditions affecting WiSA’s customers’ end markets, WiSA’s ability to hire, retain and motivate employees, the effects of competition on WiSA’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, and potential harm caused by software defects, computer viruses and development delays, (ii) , risks related to WiSA’s ability to realize some or all of the anticipated benefits from the Asset Purchase, any risks that may adversely affect the business, financial condition and results of operations of WiSA after the completion of the Asset Purchase, including but not limited to cybersecurity risks, the potential for AI design and usage errors, risks related to regulatory compliance and costs, potential harm caused by data privacy breaches, digital business interruption and geopolitical risks, and (iii) other risks as set forth from time to time in WiSA’s filings with the U.S. Securities and Exchange Commission. The information in this press release is as of the date hereof and neither the Company nor Datavault undertakes any obligation to update such information unless required to do so by law. The reader is cautioned not to place under reliance on forward looking statements. The Company does not give any assurance that the Company will achieve its expectations.

Investors Contact:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, dbarnard@allianceadvisors.com